Exhibit 4.1

EXECUTION COPY

First Amendment to

Third Amended and Restated Credit and Security Agreement

This FIRST AMENDMENT (this “Amendment”) is entered into as of April 30, 2010 by and among:

(1) ROCK-TENN FINANCIAL, INC., a Delaware corporation, as borrower (“Borrower”),

(2) ROCK-TENN CONVERTING COMPANY, a Georgia corporation, as initial servicer (together with Borrower, the “Loan Parties”),

(3) TORONTO DOMINION (NEW YORK) LLC, in its capacity as a Committed Lender and as agent for itself and its assigns (“TD”),

(4) NIEUW AMSTERDAM RECEIVABLES CORPORATION (“Nieuw Amsterdam”), and COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., “RABOBANK NEDERLAND”, NEW YORK BRANCH, as a Liquidity Bank to Nieuw Amsterdam and as Nieuw Amsterdam Agent (the foregoing, collectively, the “Nieuw Amsterdam Parties”), and

(5) COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., “RABOBANK NEDERLAND”, NEW YORK BRANCH, as Administrative Agent (the “Administrative Agent”),

with respect to that certain Third Amended and Restated Credit and Security Agreement, dated as of August 14, 2009, by and among the Loan Parties, TD, the Nieuw Amsterdam Parties and the Administrative Agent (as heretofore amended, the “Existing CSA” which, as amended hereby, is hereinafter referred to as the “CSA”).

Unless otherwise indicated, capitalized terms used in this Amendment are used with the meanings attributed thereto in the Existing CSA.

W I T N E S S E T H :

WHEREAS, the parties hereto desire to amend certain provisions of the Existing CSA.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto hereby agree as follows:

1. Amendments.

1.1 Exhibit I of the Existing CSA is hereby amended by deleting the definition of “Applicable Percentage” in its entirety and replacing it with the following:

““Applicable Percentage” has the meaning set forth in the Fee Letter.”

1.2 Exhibit I of the Existing CSA is hereby amended by inserting in its proper alphabetical location a new definition of “Bank Credit Agreement” as follows:

““Bank Credit Agreement” means that Amended and Restated Credit Agreement, dated as of March 5, 2008, by and among Rock-Tenn Company, as a borrower, Rock-Tenn Company of Canada, as the Canadian borrower, certain subsidiaries of the borrower from time to time party thereto, as guarantors, the lenders party thereto, Wachovia Bank, National Association, as administrative agent and collateral agent, and Bank of America, N.A., acting through its Canada Branch, as Canadian agent, as in effect on April 30, 2010.”

1.3 Article VII of the Existing CSA is hereby amended by inserting at the end thereof as new clauses (m) and (n), the following:

“(m) Amendment of Bank Credit Agreement. Borrower or Servicer shall provide written notice to the Administrative Agent of any proposed amendment to the Bank Credit Agreement that would alter the definitions of “Applicable Percentage” or “Leverage Ratio” contained therein or that would alter in any way the manner in which “Applicable Percentage” or “Leverage Ratio” are determined under the Bank Credit Agreement, in each case, not later than five Business Days prior to the effectiveness of any such amendment.

(n) Notice of Leverage Ratio. On each Interest Determination Date (as defined in the Bank Credit Agreement), the Servicer shall provide to the Administrative Agent written notice of the “Leverage Ratio” as calculated pursuant to the terms of the Bank Credit Agreement.

2. Representations.

2.1. Each of the Loan Parties represents and warrants to TD, the Nieuw Amsterdam Parties and the Administrative Agent that it has duly authorized, executed and delivered this Amendment and that the Agreement constitutes, a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability).

2.2. Each of the Loan Parties further represents and warrants to TD, the Nieuw Amsterdam Parties and the Administrative Agent that, as of the date hereof and as of the Effective Date (as defined below), each of its representations and warranties set forth in Section 5.1 of the Existing CSA is true and correct as though made on and as of such date and that no event has occurred and is continuing that will constitute an Amortization Event or Unmatured Amortization Event.

3. Conditions Precedent. This Amendment shall become effective as of the date first above written (the “Effective Date”) upon satisfaction of the following conditions precedent:

3.1 the Administrative Agent shall have received a counterpart hereof duly executed by each of the parties hereto and acknowledged by the Performance Guarantor in the space provided; and

3.2 the Administrative Agent shall have received a counterpart of the Fee Letter duly executed by each of the parties thereto, together with payment of any fees due thereunder.

4. Miscellaneous.

4.1. Except as expressly amended hereby, the Existing CSA shall remain unaltered and in full force and effect, and each of the parties hereto hereby ratifies and confirms the CSA and each of the other Transaction Documents (as defined in the CSA) to which it is a party.

4.2. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF GEORGIA WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAW.

4.3. EACH OF THE PARTIES TO THIS AMENDMENT HEREBY ACKNOWLEDGES AND AGREES THAT:

4.3.1. IT IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR GEORGIA STATE COURT SITTING IN FULTON COUNTY, GEORGIA, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AMENDMENT OR ANY DOCUMENT EXECUTED BY SUCH PERSON PURSUANT TO THIS AMENDMENT, AND IT HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF ANY AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST ANY OF PARENT, THE ORIGINATORS AND THE LOAN PARTIES IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY ANY OF PARENT, THE ORIGINATORS AND THE LOAN PARTIES AGAINST ANY AGENT OR ANY LENDER OR ANY AFFILIATE OF ANY AGENT OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AMENDMENT OR ANY DOCUMENT EXECUTED BY SUCH PARTY PURSUANT TO THIS AGREEMENT SHALL BE BROUGHT ONLY IN A COURT IN FULTON COUNTY, GEORGIA.

4.3.2. TO THE EXTENT THAT IT HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM THE JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID TO EXECUTION, EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, IT HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER OR IN CONNECTION WITH THE AGREEMENT.

4.4. This Amendment may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Amendment

4.5 The Borrower agrees to pay to the Administrative Agent’s counsel the reasonable fees and disbursements incurred by such counsel in connection this Amendment and the Fee Letter not later than five (5) Business Days following receipt of the related invoice.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

ROCK-TENN CONVERTING COMPANY, As Servicer

By:	/s/ John D. Stakel
	Name:	John D. Stakel
	Title:	Vice President and Treasurer

ROCK-TENN FINANCIAL, INC., As Borrower

By:	/s/ Chadwick T. Payne
	Name:	Chadwick T. Payne
	Title:	Treasurer

NIEUW AMSTERDAM RECEIVABLES CORPORATION

By:	/s/ Damian A. Perez
	Name:	Damian A. Perez
	Title:	Vice President

COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., “RABOBANK NEDERLAND”, NEW YORK BRANCH, individually as a Liquidity Bank, as Nieuw Amsterdam Agent and as Administrative Agent

By:	/s/ Stephen G. Adams
	Name:	Stephen G. Adams
	Title:	Executive Director

By:	/s/ Andrew Sherman
	Name:	Andrew Sherman
	Title:	Executive Director

TORONTO DOMINION (NEW YORK) LLC, As TD Agent and as a Committed Lender

By:	/s/ Robyn Zeller
	Name:	Robyn Zeller
	Title:	Vice President

Acknowledged and Agreed:

ROCK-TENN COMPANY, As Performance Guarantor

By:	/s/ John D. Stakel
	Name:	John D. Stakel
	Title:	Vice President and Treasurer

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